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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of VideoServer, Inc. for the registration of 223,881 shares of its common stock and to the incorporation by reference therein of our reports dated January 14, 1997, with respect to the consolidated financial statements of VideoServer, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP

Boston, Massachusetts
May 28, 1997